UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2024

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2024, CSW Industrials, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 1,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The offering price of the Shares to the public was $285.00 per share, and the Underwriters agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $275.025 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 165,000 shares of Common Stock (the “Optional Shares”) at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $302.1 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. In addition, subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or otherwise dispose of any of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the Representatives.

The Shares were issued pursuant to a shelf registration statement on Form S-3 (File No. 333-281932) that was filed with the Securities and Exchange Commission (“SEC”) and automatically effective on September 4, 2024. A prospectus supplement relating to the Offering has been filed with the SEC. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the legal opinion and consent of Allen Overy Shearman Sterling US LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on September 5, 2024 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “expects,” “estimates,” or other similar expressions are intended to identify forward-looking statements.

The forward-looking statements included in this Current Report on Form 8-K are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this Current Report on Form 8-K are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2024, by and among CSW Industrials, Inc., and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein

5.1	Opinion of Allen Overy Shearman Sterling US LLP

23.1	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)

99.1	Press Release dated September 5, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2024

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary